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                                                                   Exhibit 10.12

                      WISCONSIN PUBLIC SERVICE CORPORATION

                          AGREEMENT FOR POWER PURCHASES

                                  WITH MICROGY

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                                                                     Page 1 of 7

                                                                   Agreement No.

                      WISCONSIN PUBLIC SERVICE CORPORATION
                      ------------------------------------

                         AGREEMENT FOR POWER PURCHASES
                         -----------------------------

                  Agreement entered into this 21st day of March, 2002, between Microgy Cogeneration Systems, Inc., a Colorado Corporation, with principal offices located at 166 N. Green Bay Road, Suite C, Theiensville, Wisconsin 53092 (hereinafter the "Seller"), and WISCONSIN PUBLIC SERVICE CORPORATION (hereinafter the "Company").

                              W I T N E S S E T H :

                  WHEREAS, the Seller intends to install facilities at certain individual locations for the purpose of generating electrical energy ("Energy"), said generation facilities will produce total of up to 15,000 KW, three phase, and synchronous type, of Energy as more particularly described on Exhibit A attached hereto (the "Facilities") to be located at various dairy farms and other agricultural facilities in Wisconsin and,

                  WHEREAS, Seller will install facilities utilizing one of the three following configurations: (a) direct interconnection of the facility to the Company's distribution system ("Direct Interconnection"), (b) interconnection of the facility to a municipal interconnection system served by the Company as a wholesale distributor ("Municipal Interconnection"), and (c) interconnection of the facility to a utility other than the Company ("Third Party Interconnection").

                  WHEREAS, the Company, consistent with its policy of encouraging innovation and conservation in the energy field, is agreeable to the Seller's installing said Facilities.

                  WHEREAS, in accordance with regulation of the appropriate jurisdictional body, the Public Service Commission of Wisconsin (hereinafter the "Commission "), the Company is charged with the responsibility of furnishing reliable and continuous service to its customers at a fixed frequency and voltage within prescribed limits, and the Company's electric utility system must be constructed and operated in a safe manner from the standpoint of its employees, as well as the general public. The following are the principal concerns which must be addressed in this Agreement by the Company and the Seller.

                  A. Potential electrical safety hazards resulting from the Facilities energizing part of a distribution system otherwise isolated by an outage.

                  B. Reliability and safety considerations relating to proper and adequate operation of protective equipment associated with the Company's distribution system and the potential for the service entrance equipment (e.g., fuses and circuit breakers) of individual customers being rendered inadequate by the operation of the Facilities.

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                                                                     Page 2 of 7

                  C. The potential under various conditions for damage to customer-owned utilization equipment because of irregularities in frequency and/or voltage resulting from operation of the Facilities.

                  D. The potential for damage and/or improper operation of customer equipment, such as motors and interference with communication circuits, both resulting from excessive harmonics in the Company's utility power supply originating with the Facilities.

                  WHEREAS, the Public Service Commission of Wisconsin has adopted certain interconnection policies and guidelines that were recommended by a Technical Advisory Committee, established by the Public Service Commission of Wisconsin with respect to safety, system protection, and power quality standards, which policies and guidelines have been incorporated in the Company's rules for Parallel Generation in Wisconsin.

                  NOW, THEREFORE, the parties hereto each in consideration of the agreements of the other agree as follows:

                  1. The Seller agrees, represents and warrants that the Facilities to be interconnected with the distribution system of the Company are as described in the applicable Standard Agreement for Interconnection, which is attached hereto as Exhibit A and made a part hereof. Seller agrees to such modifications to the Standard Interconnection Agreement as Company may reasonably require because of specific conditions or circumstances applicable to Direct Interconnection Facilities, Municipal Interconnection Facilities, or Third Party Interconnection Facilities, as the case may be. The Standard Agreement for Interconnection may be executed by Seller or any assignee of the Seller as required by Company.

                  2. (a) The Seller agrees to make available and sell to the Company and the Company agrees to accept and purchase from the Seller the entire Energy output generated by each Facility specifically designated by Seller (up to an aggregate total of 15,000 KW) at the price ("Purchase Price") and subject to the other terms and conditions, set forth in Exhibit B of this Agreement.

                       (b) The Company shall purchase the environmental credits ("Environmental Credits") generated from 500 KW of Energy delivered and sold to the Company for a purchase price of $0.015 per KW hour. The Company shall have the right to utilize the Environmental Credits it purchases hereunder for its green pricing program or to meet the Renewable Portfolio Standard(s) pursuant to
Section 196.378 of the Wisconsin Statutes. Seller shall retain all remaining Environmental Credits, tax credits, and other credits resulting from generation of Energy or operation of the Facilities. The Company will reasonably cooperate with Seller to maximize the value to Seller of all Environmental Credits and other credits; provided, however, that under no circumstances shall Company be required to incur any expense in connection with the foregoing.

                       (c) The Company is entering into this Agreement based upon Seller's representation that the Facilities will normally operate at load factor in excess of eighty percent (80%). The pricing included in this Agreement is based on the Company being able to include the capacity of the Energy purchased under this Agreement as part of the capacity audit approved

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                                                                     Page 3 of 7

by the Mid American Interconnected Network ("MAIN"). If MAIN does not approve capacity levels acceptable to the Company for Energy purchased under this Agreement, the Seller agrees to negotiate in good faith to modify the pricing terms of this Agreement in order to allow the capacity levels to be approved and included in a MAIN audit. The new pricing terms may include the use of capacity nominations, a rate of payment for capacity, or penalties for failure to deliver nominated capacity at specified times. In the event of any adjustment hereunder, the new pricing terms for capacity and Energy would, in total, be equal to the gross dollar amount of the pricing terms per KW hour as set forth and as adjusted from time to time in Exhibit B of this Agreement.

                  3. The Seller shall operate the Facilities in accordance with the Company's Parallel Generation Rules, (Rate Schedule PGX) which are attached hereto as Exhibit C, and updated from time to time, and made a part hereof.

                  4. The Seller and the Company shall abide by and be subject to the rules, regulations, of the Company as filed with and approved by the Commission from time to time, and the rules and regulations of the Wisconsin Administrative Code, and all applicable national, state and local codes, including any future modifications or changes thereof and updated from time to time.

                  5. The Company may require the Seller to install inrush limiting equipment at any Facility if the inrush current from any the Facility causes a voltage drop of more than 4.0% of the primary distribution voltage level or causes objectionable flicker (defined as a primary voltage drop that exceeds the borderline of visibility on the GE Flicker curve, as described in Annex 1) to other customers or exceeds existing or future limits established by regulatory agencies. The Company may test and monitor flicker to assure the criteria in this paragraph are met. Without liability, the Company may require the Seller to reduce Energy deliveries or may refuse Energy deliveries at any time during this Agreement if the Company reasonably determines a condition exists which is likely to result in disruption of service to a customer of the Company or harm to the Company's distribution system. Upon cessation of such condition, the Company shall promptly accept deliveries of Energy hereunder.

                  6. The Seller, in accordance with and in addition to the Company's Parallel Generation Rules attached hereto as Exhibit C, shall install such relaying equipment as is necessary to enable the Seller to automatically isolate the Facilities from the Company's system upon loss of one or more phases of the Company supply, including, with limitation, over/under frequency relaying, over/under voltage relaying, ground fault relaying, loss of phase relaying, and full three-phase, over-current relaying.

                  7. The Seller shall provide in December of each year a schedule of maintenance for the Facilities for the following year. Any unusual or unscheduled maintenance of the Facilities shall be promptly reported to the Company.

                  8. The Seller agrees to maintain insurance respecting the Facilities and operation thereof in the following amounts:

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                       a)   General liability         $1,000,000 per occurrence

                       b)   Workers' compensation     Minimum requirements under
                                                      state law; qualified
                                                      municipal self-insurance
                                                      acceptable

                       c)   Comprehensive vehicle     $1,000,000 per occurrence
                            liability insurance

                       d)   All risk property         80% replacement cost of
                            insurance                 each Facility

The Seller will, upon request, make its insurance certificates available to the Company.

                  9.   Indemnity and limitation of liability.
                       -------------------------------------

                       (a) The Company and the Seller agree that each shall be responsible for the electricity on its respective side of the Interconnection Point and shall indemnify, save harmless and defend the other against all claims, demands, costs, or expenses for loss, damage or injury to persons or property in any manner directly or indirectly arising from any negligent acts of such party, their employees or agents. The Company and the Seller respectively assume full responsibility in connection with the service rendered hereunder for their respective wires, cables, and other devices used in connection with the rendered service. Each Party hereto shall be solely liable for all claims of its own employees arising from any worker's compensation laws.

                       (b) Each Party agrees to defend and hold the other Party and the other Party's agents, servants or employees harmless from any claims, demands, actions or causes of action arising out of any act or omission on the part of itself or its agents, servants, or employees which may arise out of the performance of or be in relation to the performance of any of its other rights or duties under this Agreement. It is further understood and agreed that the Seller holds the Company harmless for, and assumes all risk of damage to the Facilities caused by the Seller's operation of said Facilities. It is further understood and agreed that the Company holds the Seller harmless for, and assumes all risk of damage to the Company's system caused by the Company's operation of said system.

                       (c) The Company and the Seller agree to indemnify and hold harmless each other, their respective officers, directors, agents, and employees against all loss, damage, expense, costs, and liability (including without limitation attorneys' fees) to the other Party and to third persons for injury to or death of persons or injury to property, occurring on the indemnifying Party's side of the Interconnection Point proximately caused by the indemnifying Party's negligent construction, ownership, operation, or maintenance of any of such Party's works or facilities used in connection with this Agreement.

                       (d) Neither the Company nor the Seller shall be liable to the other for any incidental, special, indirect or consequential damages.

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                  10.  Force Majeure.
                       -------------

                       (a) As used in this Agreement, "Uncontrollable Force" means any event beyond the reasonable control of a party which results in the failure of some performance under this Agreement, including but not limited to the following: failure of equipment or facilities due to drought, flood, earthquake, storm, fire, lightening, epidemic, war, riot, civil disturbance, sabotage, strike or labor difficulty, accident or curtailment of supply or equipment, casualty to equipment or other unavailability of equipment, inability to obtain and maintain rights-of-way, permits, licenses and other required authorizations from any federal, provincial or local agency or person for any of the facilities or equipment necessary to provide or receive services hereunder, and restraint, order or decree by court of public authority.

                       (b) Neither party shall be considered to be in default in respect of any obligation hereunder (other than the obligation to pay amounts due to the other party under or pursuant to this Agreement) to the extent such failure of performance shall be due to an Uncontrollable Force. The party affected by an Uncontrollable Force shall give prompt (and in no event more than five days after the commencement of the nonperformance arising as a result of an Uncontrollable Force) written notice to the other party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect.

                       (c) Performance shall be excused for the shorter of the duration of the interruption caused by the Uncontrollable Force or one hundred eighty (180) days. The non-performance party shall use its reasonable best efforts to remedy its inability to perform, but neither party shall be obligated to settle or resolve a labor difficulty or to hire substitute labor on terms unacceptable to that party. Either party may terminate this Agreement in the event an Uncontrollable Force extends for a period greater than 180 days.

                       (d) Notwithstanding the foregoing, in the event that an Uncontrollable Force results in any of the Facilities causing damage or disruption to the Company's property or facilities, the Company may require the Seller to deactivate or disconnect the offending Facility or Facilities until such time as the Uncontrollable Force is remedied or otherwise no longer materially affects the Facility, as determined by the Company in its reasonable discretion.

                  11. This Agreement shall commence as of the date hereof and shall continue for a period of fifteen (15) years from the date hereof. The Company shall have the right of first offer to renew this Agreement for an additional term of at least five (5) years at the then prevailing market rates for Energy and environmental credits.

                  12. This Agreement may be terminated by either party hereto in the event of a material breach hereunder and the breaching party fails to cure such breach within 30 days of written notice of such breach by the non-breaching party. In the case of a material breach by Seller, Company shall provide notice to Seller and to the Facility's lender, mortgage and/or bond trustee (the "Financing Entity") at the address provided to the Company by notice from Seller given in accordance with Section 14 of this Agreement.

                  13. Except as provided in this Section 13, neither party may pledge or assign its rights hereunder without the prior written consent of the other party. Seller, at any time

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                                                                     Page 6 of 7

without consent of the Company, upon ten days' prior written notice to Company, may assign or pledge to any affiliate or to any entity owning the Facilities or for the benefit of any Financing Entity, any or all of its rights hereunder, including, but not limited to, its right to receive payments for Energy generated by any Facility and sold to the Company; provided, however, that Seller shall not be thereby relieved of any of its duties and obligations hereunder and provided further that Seller shall execute and deliver any additional documentation that Company may reasonably request in order to guaranty the performance of any such assignee. Company shall cooperate as reasonably requested by Seller at Seller's expense, to provide information as may be requested by Seller from time to time in order for Seller to secure financing and satisfy its Financing Entity. The Company agrees to negotiate in good faith to make reasonable modifications to this Agreement to accommodate the good faith requirements of Seller's Financing Entity . Thereafter, this Agreement shall not be modified or amended by Seller except in the manner, if any, permitted and subject to the conditions, if any, imposed by each such assignment or pledge. This Agreement shall be binding on the parties' successors and assigns in accordance with its terms.

                  14. All notices hereunder (other than notices designated for delivery to operating personnel, which shall be made in any manner reasonable under the circumstances) shall be sufficient if personally delivered or sent by registered or certified mail postage prepaid, courier service or telecopy (followed by mail) addressed, if to Company to: Wisconsin Public Service Corporation, 700 N. Adams, P.O. Box 19001, Green Bay, WI 54307-9001 Attention:
Electric Rates Supervisor, fax no.(920) 433-5734; and if to Seller to: Microgy Cogeneration Systems, Inc., 166 N. Green Bay Road, Suite C, Thiensville, Wisconsin 53092 Attention: Engineering Dept. Supervisor, fax number 262-242-9430 with a copy to: Environmental Power Corporation, One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801, fax no. (603) 431-2650.

                  15. Either party may terminate this Agreement without penalty in the event that Seller is not able to commence sales of Energy to the Company by May 31, 2003; however, if Seller, in good faith, has commenced construction on the projects anticipated hereunder and is proceeding diligently to complete construction then this Agreement shall not be terminated and the Company shall be obligated to Purchase the Energy according to the terms of this Agreement.

                  16. The Seller has the right to appeal to the Commission in the event that the Seller believes this Agreement is unreasonable. This Agreement shall be governed by and shall be enforceable under the laws of the State of Wisconsin.

                  17. If any clause, provision or section of this Agreement is ruled invalid by any court or competent jurisdiction, the invalidity of such clause, provision or section shall not affect any of the remaining provisions hereof.

                  18. This Agreement and the exhibits attached hereto constitute the entire agreement between the parties with respect to the matters contained herein. All prior agreements with respect thereto are superseded hereby and each party confirms that it is not relying on any representations or warranties of the other party except as specifically set forth herein. This Agreement may be simultaneously executed in several counterparts, each of which shall be an

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                                                                     Page 7 of 7

original and all of which constitute one and the same instrument. No amendment or modification hereto shall be binding unless in writing and duly executed by both parties.

                  19. All terms and conditions of this Agreement and any amendments thereto shall remain confidential between the parties and shall not be disclosed to third parties except as required by law.

                               MICROGY COGENERATION SYSTEMS, INC.

                               By: /s/ Daniel J. Eastman          Date:  3/21/02
                                  --------------------------------     ---------

                               Name:   Daniel J. Eastman
                                    --------------------------------------------

                               Title:  Sr. Vice President Business Development
                                     -------------------------------------------

                               WISCONSIN PUBLIC SERVICE CORPORATION

                               By: /s/ Patrick W. Fox             Date:3/21/02
                                  --------------------------------     ---------

                               Name:  Patrick W. Fox
                                    --------------------------------------------

                               Title: Director Resource Supply
                                     -------------------------------------------

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                                    EXHIBIT A

                      TO AGREEMENT FOR POWER PURCHASES WITH
                                     MICROGY

                      WISCONSIN PUBLIC SERVICE CORPORATION
                      ------------------------------------

                       APPLICATION FOR INTERCONNECTION OF
                       ----------------------------------
                     SMALL POWER PRODUCERS AND COGENERATORS
                     --------------------------------------

                           (Please Refer to Chapter 3)

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                                    EXHIBIT B

                      TO AGREEMENT FOR POWER PURCHASES WITH
                                     MICROGY

Energy Purchase Price for Energy generated at the Facilities

Summer On-Peak             $0.0600 per kilowatt hour.
Summer Off-Peak            $0.0183 per kilowatt hour.
Winter On-Peak             $0.0450 per kilowatt hour.
Winter Off-Peak            $0.0183 per kilowatt hour.

The Summer period shall be defined as all hours during the months of June, July, August and September of each calendar year. The Winter period shall be defined as all hours during the months of October through May.

On-Peak hours shall be from 7:00 am to 11:00pm local time Mondays through Fridays (except holidays). Off-Peak hours shall be defined as all hours not defined as On-Peak hours.

Seller will generate Energy from the Facilities at the load factor set forth in
Section 2(c) of this Agreement for at least 16 hours during each weekend Off-Peak period.

1.       Rate Adjustment:

                       The purchase prices listed above shall remain in effect until the implementation date of the Company's next rate case filing (UR-114). At that time, any change to the Company's applicable buy-back rate (Pg-2) shall be reflected in the Seller's rate by changing the rate by the same percentage as any change in the Company's applicable Pg-2 rate. This adjustment clause will hold true for any subsequent rate changes in the Company's applicable Pg-2 rate for the duration of this agreement. At no time during the duration of this agreement shall the purchase price of Energy be adjusted below the levels set at the implementation of this agreement.

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                                    EXHIBIT C

                      TO AGREEMENT FOR POWER PURCHASES WITH
                                     MICROGY

                      WISCONSIN PUBLIC SERVICE CORPORATION
                      ------------------------------------

                            PARALLEL GENERATION RULES
                            -------------------------

                               (RATE SCHEDULE PGX)
                               -------------------

                         (Please refer to Addendum #12)